Exhibit 5.1
Stradley Ronon Stevens & Young, LLP
Suite 2600
2005 Market Street
Philadelphia, PA  19103-7018
Telephone  215.564.8000
Fax  215.564.8120
www.stradley.com
June 30, 2017

Customers Bancorp, Inc.
1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Re:	Customers Bancorp, Inc. – Offering of Senior Notes

Ladies and Gentlemen:

We have acted as counsel to and for Customers Bancorp, Inc., a Pennsylvania corporation (the "Company"), in connection with the offer and sale of up to $100,000,000 in aggregate principal amount of its 3.95% Senior Notes due 2022 (the "Senior Notes").  The Senior Notes are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), File No. 333-218483, filed with the United States Securities and Exchange Commission (the "Commission") on June 2, 2017 and declared effective by the Commission on June 23, 2017  (together with the base prospectus dated June 23, 2017 (the "Base Prospectus") contained therein and constituting a part thereof, the "Registration Statement").  In connection with the offer and sale of the Senior Notes, the Company also has filed a preliminary prospectus supplement dated June 26, 2017 (the "Preliminary Prospectus Supplement"), a free writing prospectus dated June 26, 2017 and a free writing prospectus dated June 28, 2017 (together, the "Free Writing Prospectuses") and a final prospectus supplement dated June 28, 2017  (the "Final Prospectus Supplement").  The Preliminary Prospectus Supplement and the Final Prospectus Supplement have each been filed with the Commission pursuant to Rule 424(b) under the Securities Act, and the Free Writing Prospectuses have been filed with the Commission pursuant to Rule 433 under the Securities Act. The Senior Notes will be issued pursuant to an indenture dated July 30, 2013 between the Company, as Issuer, and Wilmington Trust, National Association, as Trustee (the "Base Indenture"), and a supplemental indenture dated June 30, 2017 between the Company and the Trustee (the "Second Supplemental Indenture," and together with the Base Indenture, the "Indenture").

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)       the Registration Statement;

(ii)      the Preliminary Prospectus Supplement;

(iii)     the Free Writing Prospectuses;

(iv)     the Final Prospectus Supplement;

(v)      the Underwriting Agreement;

Customers Bancorp, Inc.
June 30, 2017

(vi)     the Indenture;

(vii)    the global note representing the Senior Notes;

(viii)   the Company's Amended and Restated Articles of Incorporation, as amended, included as Exhibit 3.1 to the Company's Form 8-K filed with the Commission on April 30, 2012, as amended by the Amendment included as Exhibit 3.1 to the Company's Form 8-K filed with the Commission on July 2, 2012;

(ix)      the Company's Amended and Restated Bylaws, included as Exhibit 3.2 to the Company's Form 8-K filed with the Commission on April 30, 2012;

(x)       resolutions of the Company's Board of Directors and the Pricing Committee thereof with respect to the offering of the Senior Notes; and

(xi)      such other records, documents, certificates and statutes as we have deemed necessary for purposes of this opinion letter.

In rendering this opinion, we have assumed and relied upon, without independent investigation (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals and (iii) the conformity to the originals of all documents submitted to us as certified, electronic or photostatic copies. We also have assumed and relied upon, without independent investigation, that the Trustee is in full compliance with the terms of the Indenture and that the Indenture has been duly authorized, executed and delivery by, and is valid and binding upon, the Trustee and enforceable against the Trustee in accordance with its terms.

The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the State of New York. We are not rendering any opinion as to compliance with any federal or state law, rule, or regulation relating to securities, or to the sale or issuance thereof. This opinion letter is being furnished in connection with the requirements of Item 601(b)(5) of the Commission's Regulation S-K, and we express no opinion as to any matter pertaining to the contents of the Registration Statement, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or any other prospectus supplement, or any free writing prospectus, other than as expressly stated herein with respect to the issuance of the Senior Notes.

Our opinions are limited and qualified in all respects by the effects of (i) general principles of equity and limitations on availability of equitable relief, including specific performance, whether applied by a court of law or equity, (ii) bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership, and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors, (iii) the effect of certain laws, regulations and judicial and other decisions upon the availability and enforceability of certain remedies, including the remedies of specific performance and self-help, and provisions purporting to waive the obligations of good faith, materiality, fair dealing, diligence, reasonableness or objection to judicial jurisdiction, venue or forum and (iv) public policy considerations, to the extent that such considerations limit the enforceability of any provision of any agreement which purports or is construed to provide indemnification, release of liability or exculpation with respect to securities law violations.

Customers Bancorp, Inc.
June 30, 2017

This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, and subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that, subject to the completion of the actions to be taken by the Company, the Trustee and the Underwriters prior to the sale of the Senior Notes, the Senior Notes, when duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and the Underwriting Agreement, and upon payment in full of the consideration therefor provided for in the Underwriting Agreement, will be validly issued and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is to be used only in connection with the Registration Statement and the offering of the Senior Notes described herein. This opinion is for your benefit and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to your filing of this opinion as an exhibit to the Company's Current Report on Form 8-K filed June 30, 2017 and we further consent to the reference to our firm under the caption "Legal Matters" in the Preliminary Prospectus Supplement and the Final Prospectus Supplement, and to any reference to our firm in the Registration Statement as legal counsel who have passed upon certain legal matters regarding the Senior Notes proposed to be issued thereunder.  In giving such consent, we do not hereby admit that we are "experts" within the meaning of the Securities Act, or the Rules and Regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

/s/ STRADLEY RONON STEVENS & YOUNG, LLP